Exhibit 11.2

September 27, 2019

Commonwealth Thoroughbreds LLC

1450 North Broadway

Lexington, Kentucky 40505

Re:     Offering Statement on Form 1-A of Commonwealth Thoroughbreds LLC

Ladies and Gentlemen:

We hereby consent to the use of our name under the heading “Initial Appraisal” in the Offering Circular included in the Offering Statement on Form 1-A of Commonwealth Thoroughbreds LLC and in any amendment or supplement thereto.

Very truly yours, HYPERION THOROUGHBRED CONSULTANTS

By:	/s/ Jim Schenck

Print Name:	Jim Schenck

Title:	President